KRAMER LEVIN NAFTALIS & FRANKEL LLP

February 25, 2010

Total Return U.S. Treasury Fund, Inc.
40 West 57th Street, 18th Floor
New York, NY 10019

Re:	Total Return U.S. Treasury Fund, Inc.
Post-Effective Amendment No. 30
File No. 33-12179; ICA No. 811-5040

Gentlemen:

We hereby consent to the reference of our firm as Counsel in this Post-Effective Amendment No. 30 to Registration Statement No. 33-12179 on Form N-1A.

Very truly yours,

/s/ Kramer Levin Naftalis & Frankel LLP

1177 AVENUE OF THE AMERICAS	NEW YORK, NY 10036-2714	PHONE 212.715.9100	FAX 212.715.8000	WWW.KRAMERLEVIN.COM

ALSO AT 47 AVENUE HOCHE 75008 PARIS FRANCE